EXHIBIT 10.18


                          INDEMNIFYING ESCROW AGREEMENT

      This Escrow Agreement is entered into as of October 12, 2005, by and among Oxford Ventures, Inc., a Nevada corporation (the "Buyer"), Kerry Gray (the "Indemnification Representative") and Gottbetter & Partners, LLP (the "Escrow Agent").

      WHEREAS, the Buyer has entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") with the shareholders of Uluru, Inc., a Delaware corporation (the "Company"), (i) pursuant to which the Buyer will acquire all of the issued and outstanding share capital of the Company and (ii) as a result of which the Company will become a wholly-owned subsidiary of the Buyer;

      WHEREAS, the Agreement provides that an escrow account will be established to secure the indemnification obligations of the Indemnifying Shareholders, as such term is defined in the Agreement to the Buyer; and

      WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Consent of Company Stockholders. The Indemnifying Shareholders have, either by virtue of their entry into the Agreement or through the execution of an instrument to such effect, consented to: (a) the establishment of this escrow to secure the Indemnifying Shareholders indemnification obligations under the Agreement in the manner set forth herein, (b) the appointment of the Indemnification Representative as their representatives for purposes of this Indemnifying Escrow Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Shareholders, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Indemnifying Escrow Agreement and (c) all of the other terms, conditions and limitations in this Indemnifying Escrow Agreement.

      2.    Escrow and Indemnification.

            (a) Escrow of Shares. Simultaneously with the execution of this Indemnifying Escrow Agreement, the Buyer shall deposit with the Escrow Agent a certificate for 550,000 shares of common stock of the Buyer, as determined pursuant to Section 1.5 of the Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent hereby acknowledges receipt of such stock certificate. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a) are referred to herein as the "Escrow Shares." The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Indemnifying Escrow Agreement.

            (b)   Indemnification. The Indemnifying Shareholders have agreed in
Article VI of the Agreement to indemnify and hold harmless the Buyer from and against specified Damages (as defined in Section 6.1 of the Agreement). The Escrow Shares shall be security for such indemnity obligation of the Indemnifying Shareholders, subject to the limitations, and in the manner provided, in this Indemnifying Escrow Agreement.


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            (c)   Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Indemnifying Shareholders in accordance with Section 3(c).

            (d) Voting of Shares. The Indemnification Representative shall have the right, in its sole discretion, on behalf of the Indemnifying Shareholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Indemnification Representative shall have no obligation to solicit consents or proxies from the Indemnifying Shareholders for purposes of any such vote.

            (e) Transferability. The respective interests of the Indemnifying Shareholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

      3.    Distribution of Escrow Shares.

            (a) The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Indemnification Representative and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Indemnification Representative, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b) hereof.

            (b) Within five business days after October [--], 2007 (the "Termination Date"), the Escrow Agent shall distribute to the Indemnifying Shareholders all of the Escrow Shares then held in escrow, registered in the name of the Indemnifying Shareholders. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Buyer has previously delivered to the Escrow Agent a copy of an Expected Claim Notice and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 4 below) equal to the Claimed Amount covered by such Claim Notice or equal to the estimated amount of Damages set forth in such Expected Claim Notice, as the case may be. Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof. For purposes of this Indemnifying Escrow Agreement, a Claim Notice means a written notification under the


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Agreement given by the Buyer to the Indemnifying Shareholders which contains (i)
a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Buyer, (ii) a statement that the Buyer is entitled to indemnification under Article VI of the Agreement for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in Article VI of the Agreement below) in the amount of such Damages. For purposes of this Indemnifying Escrow Agreement, an Expected Claims Notice means a notice delivered pursuant to the Agreement by the Buyer to an Indemnifying Shareholders, before expiration of a representation or warranty, to the effect that, as a result a legal proceeding instituted by or written claim made by a third party, the Buyer reasonably expects to incur Damages as a result of a breach of such representation or warranty .

            (c) Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(c)) to the Indemnifying Shareholders shall be made by delivery of stock certificates issued in the name of the Indemnifying Shareholders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to an Indemnifying Shareholders who has not, according to a written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered pursuant to the terms of the Agreement his, her or its stock certificates formerly representing shares of stock of the Company. Any such withheld shares shall be delivered to the Buyer promptly after the Termination Date, and shall be delivered by the Buyer to the Indemnifying Shareholders to whom such shares would have otherwise been distributed upon surrender of their Company stock certificates. Distributions to the Indemnifying Shareholders shall be made by mailing stock certificates to such holders at their respective addresses provided by the Purchaser's transfer agent (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Shareholders pursuant to this Indemnifying Escrow Agreement. Instead, the number of shares that each Indemnifying Shareholders Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Indemnification Representative shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

      4. Valuation of Escrow Shares. For purposes of this Indemnifying Escrow Agreement, the "Value" of any Escrow Shares shall be $1.50 per share, multiplied by the number of such Escrow Shares.

      5. Fees and Expenses of Escrow Agent. The Buyer, on the one hand, and the Indemnifying Shareholders, on the other hand, shall each pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

      6.    Limitation of Escrow Agent's Liability.

            (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful


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misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Indemnifying Escrow Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

            (b) The Buyer and the Indemnifying Shareholders agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer, on the one hand, and the Indemnifying Shareholders, on the other hand, shall each be liable for one-half of such amounts.

      7. Liability and Authority of Indemnification Representative; Successors and Assignees.

            (a) The Indemnification Representative shall incur no liability to the Indemnifying Shareholders with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Indemnification Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Indemnification Representative shall not be liable to the Indemnifying Shareholders for anything done, omitted or suffered in good faith by the Indemnification Representative based on such advice.

            (b) In the event of the death or permanent disability of the Indemnification Representative, or his or her resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed by the other Indemnification Representative or, absent its appointment, a successor Indemnification Representative shall be elected by a majority vote of the Indemnifying Shareholders, with each such Indemnifying Shareholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Indemnifying Shareholder immediately prior to the effective time of the share purchase under the Agreement. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Indemnifying Escrow Agreement upon the original Indemnification Representative, and the term "Indemnification Representative" as used herein shall be deemed to include successor Indemnification Representative.

            (c) The Indemnification Representative shall have full power and authority to represent the Indemnifying Shareholders, and their successors, with respect to all matters arising under this Indemnifying Escrow Agreement and all actions taken by the Indemnification Representative hereunder shall be binding upon the Indemnifying Shareholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all of the terms and provisions of this Indemnifying Escrow Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Indemnifying Shareholders and their successors.


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            (d)   The Escrow Agent may rely on the Indemnification
Representative as the exclusive agent of the Indemnifying Shareholders under this Indemnifying Escrow Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

      8. Amounts Payable by Indemnifying Shareholders. The amounts payable by the Indemnifying Shareholders under this Indemnifying Escrow Agreement (i.e., the fees of the Escrow Agent payable pursuant to Section 5 and the indemnification obligations pursuant to Section 6(b)) shall be payable solely as follows. The Escrow Agent shall notify the Indemnification Representative of any such amount payable by the Indemnifying Shareholders as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall sell such number of Escrow Shares (up to the number of Escrow Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, as is necessary to raise such amount, and shall be entitled to apply the proceeds of such sale in satisfaction of such indemnification obligations of the Indemnifying Shareholders; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Indemnification Representative), within five business days after delivery of such notice by the Indemnification Representative, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Escrow Shares to raise the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 3(a).

      9. Termination. This Indemnifying Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Indemnifying Escrow Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

      10. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.


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If to the Indemnification Representative, to:
                                               Kerry P. Gray
                                               [o]
                                               [o]
                                               Telephone: [o]
                                               Facsimile: [o]

With a copy to:                                McGuireWoods LLP
                                               1345 Avenue of the Americas
                                               New York, NY 10105
                                               Attention: Louis W. Zehil, Esq.
                                               Telephone: (212) 548-2138
                                               Facsimile: (212) 548-2175

If to the Purchaser, to:                       Oxford Ventures, Inc.
                                               4655 East Ivy Street, Suite 101
                                               Mesa, AZ  85215
                                               Attn: Daniel Leonard
                                               Telephone: (402) 763-9511
                                               Facsimile: (402) 681-4635

With a copy to:

                                               Gottbetter & Partners, LLP
                                               488 Madison Avenue, 12th Floor
                                               New York, NY 10022
                                               Attn: Adam S. Gottbetter, Esq.

If to the Escrow Agent:

                                               Gottbetter & Partners, LLP
                                               488 Madison Avenue, 12th Floor
                                               New York, NY 10022
                                               Attn: Adam S. Gottbetter, Esq.

      Any party may give any notice, instruction or communication in connection with this Indemnifying Escrow Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Indemnifying Escrow Agreement notice thereof in the manner set forth in this Section 10.

      11. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may


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appoint a successor Escrow Agent without the consent of the Indemnification
Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 11 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

      12.   General.

            (a) Governing Law; Assigns. This Indemnifying Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            (b) Counterparts. This Indemnifying Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c) Entire Agreement. Except for those provisions of the Agreement referenced herein, this Indemnifying Escrow Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Indemnifying Escrow Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

            (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

            (e) Amendment. This Indemnifying Escrow Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnification Representative.

            (f) Consent to Jurisdiction and Service. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of New York and of any Federal court located in said State in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 10 hereof.


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      IN WITNESS WHEREOF, the parties have duly executed this Indemnifying
Escrow Agreement as of the day and year first above written.

                              OXFORD VENTURES, INC.


                              By: /s/ Daniel Leonard
                                 -----------------------------------------------
                                 Name:  Daniel Leonard
                                 Title: President and Chief Executive Officer


                              /s/ Kerry P. Gray
                              --------------------------------------------------
                              Kerry P. Gray, Individually and as Indemnification Representative


                              GOTTBETTER & PARTNERS, LLP


                              By: /s/ Adam S. Gottbetter
                                ------------------------------------------------
                                Name:  Adam S. Gottbetter, Esq.
                                Title: Partner


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